Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of On2 Technologies, Inc., of our report dated January 21, 2005 (with respect to Notes 2, 10(d) and 12, March 10, 2005) on our audits of the consolidated financial statements as of December 31, 2004 and 2003, and for the years then ended, included in its 2004 Annual Report on Form 10-KSB/A.


                                                   /s/ Eisner LLP

                                                   Eisner LLP

                                                   New York, New York
                                                   June 9, 2005